UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018 (June 21, 2018)

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 41st Floor New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 — Entry into a Material Definitive Agreement

On June 21, 2018, Owl Rock Capital Corporation (the “Company”), a Maryland corporation, entered into the Third Amendment to Senior Secured Revolving Credit Agreement (the “Amendment” and the facility as amended, the “Revolving Credit Facility”), which amended that certain Senior Secured Revolving Credit Agreement, dated February 1, 2017, as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of July 17, 2017, and that certain First Omnibus Amendment, dated as of March 29, 2018.  Among other changes, the Amendment (a) replaces Bank of America, N.A. as Swingline Lender and Issuing Bank with ING Capital Inc. and (b) permits the issuance of certain unsecured notes by Company.  On June 21, 2018, the Company also increased the size of the Revolving Credit Facility to a total of $600 million.

The foregoing description is only a summary of certain of the provisions of the Amendment and is qualified in its entirety by the underlying agreement, which will be filed as an exhibit to the Company’s next registration statement on Form N-2.

Item 2.02.     Results of Operations and Financial Condition.

On June 22, 2018, the Company’s Board of Director’s declared a distribution of 90% of the Company’s estimated second quarter taxable income for shareholders of record on June 30, 2018, payable on August 15, 2018.

Item 2.03 — Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

June 25, 2018	By:	/s/ Alan Kirshenbaum
		Name:	Alan Kirshenbaum
		Title:	Chief Operating Officer and Chief Financial Officer